Exhibit 99.1

TYPHOON TOUCH TECHNOLOGIES, INC. 711 South Carson Street, Suite #4, Carson City, Nevada 89701
Symbol: TYPT.OB	TYPHOON TOUCH TECHNOLOGIES, INC. Appoints New Director	February 22, 2008

Vancouver, BC, February 22, 2008 – Typhoon Touch Technologies, Inc. (OTCBB: TYPT.OB) (“Typhoon”) reports the appointment of Mr. Raymond P. Tellini has been appointed to the Board of Directors of Typhoon.

"I am extremely pleased to have Mr. Tellini join the Typhoon Board of Directors," said James Shepard, Typhoon’s CEO and President. "Ray's extensive business background, leadership and understanding of the financial and technology industries will be valuable assets to Typhoon.”

For further information please contact:

Keating & Co.
Rick Keating
973-966-1100 / 917-767-2400
rkeating@keatingco.com
gking@keatingco.com

About Typhoon Touch Technologies

Typhoon Touch Technologies, Inc. (TYPT.OB), a Nevada corporation, is a leader in creating, developing, acquiring and licensing touch-screen technology. The company’s Concept Lab develops and tests products that incorporate innovative applications of touch technology and Typhoon Tunes is a service under development that will offer a unique method of promoting music. Please visit www.typhoontouchtech.com for more information.